EXHIBIT 99.1
The Wendy’s Company Reports 2nd Quarter 2011 Results

North America Company-Operated and System Same-Store Sales Increased 2.3%

2011 Adjusted EBITDA Outlook Reaffirmed

Company Repurchased 24 Million Shares of Common Stock for $122 Million in 2011

ATLANTA, August 11, 2011 - The Wendy’s Company (NYSE: WEN) today reported results for the second quarter ended July 3, 2011. The Company completed the sale of Arby’s Restaurant Group, Inc. on July 4, 2011 and Arby’s® results are reflected as discontinued operations for all periods presented.

Roland Smith, President and Chief Executive Officer of The Wendy’s Company said, “We were pleased to produce a 2.3% same-store sales increase at Wendy’s® North America Company-operated restaurants in the second quarter of 2011, which represents the brand’s best sales performance since the fourth quarter of 2008. Importantly, we generated positive transactions during the quarter, which we believe reflect the cumulative benefit of our ‘Real’ brand positioning and significant core menu improvements. EBITDA for the second quarter met our expectations, and consequently we are re-affirming our 2011 adjusted EBITDA1 outlook of $330 million to $340 million. We anticipate strong same-store sales in the third and fourth quarters driven by innovative products and the launch of our new cheeseburger line.

“Having completed the sale of Arby’s, our sole focus will be on Wendy’s and delivering 10% to 15% average annual EBITDA growth in 2012 and beyond. This growth will be driven by successfully executing our key strategies, including continuing to improve our core menu, capturing incremental sales through day part expansion, upgrading our existing store base, and developing new restaurants within the United States and targeted international markets to expand the brand worldwide. We view investing in these areas as a great use of our capital and are confident that they will enable us to enhance value for our shareholders,” said Smith.

Consolidated Second Quarter 2011 Summary

▪	Consolidated revenues were $622.5 million in the second quarter of 2011, and increased $15.1 million as compared to second quarter 2010 revenues of $607.4 million.

▪
Second quarter 2011 adjusted EBITDA, excluding special items totaling $11.8 million, was $89.4 million, and decreased $10.0 million as compared to second quarter 2010 adjusted EBITDA of $99.4 million, excluding special items of $8.6 million.

▪
Second quarter 2011 net income from continuing operations was $11.4 million, or $0.03 per share, including net after-tax special items of $7.6 million, or $0.02 per share. Second quarter 2010 net income from continuing operations was $5.4 million, or $0.02 per share, including after-tax special items of $18.8 million, or $0.04 per share.

________________
1 See reconciliation of adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), a non-GAAP measure, to GAAP results detailed on page 7.

Consolidated Year-to-Date 2011 Summary

▪	Consolidated revenues were $1.2 billion and were unchanged as compared to 2010 year-to-date revenues.

▪	Adjusted EBITDA, excluding special items of $19.3 million, was $163.1 million, as compared to 2010 year-to-date adjusted EBITDA of $186.9 million, excluding special items of $26.0 million.

▪
Net income from continuing operations was $11.1 million, or $0.03 per share, including net after-tax special items of $17.2 million, or $0.04 per share, as compared to 2010 year-to-date net income from continuing operations of $12.8 million, or $0.03 per share, including after-tax special items of $29.6 million, or $0.07 per share.

Wendy’s Second Quarter 2011 Brand Summary

▪
Wendy’s North America systemwide same-store sales increased 2.3%, including a 2.3% increase in North America Company-operated restaurants due to increased average check of +1.4% and increased transactions of +0.9%.

▪	Wendy’s North America franchise same-store sales increased 2.3%.

▪
Wendy’s Company-operated restaurant margin was 13.9%, compared to 16.4% in the second quarter 2010, a decrease of approximately 250 basis points. The year-over-year difference was primarily due to higher commodity costs (180 basis points) and incremental advertising to support the introduction of Wendy’s new breakfast in additional markets (60 basis points).

“We are preparing for the national launch of our exciting new cheeseburger line, ‘Dave’s Hot ‘N Juicy™’, in October. We believe this new cheeseburger line will allow us to build upon our quality leadership position within the hamburger segment and continue to grow sales. In addition, we are encouraged by customer acceptance of our new breakfast, and we are continuing the rollout of our new menu as we make progress on our goal of serving the new breakfast menu in approximately 1,000 restaurants by year-end,” said Smith.

International Expansion
Wendy’s expanded into Russia during the second quarter 2011, opening two restaurants. These openings are part of the development agreement announced in August of 2010 with franchisee Wenrus Restaurant Group Limited, which includes the development of 180 restaurants in the Russian Federation over the next 10 years.

The Company currently has 333 franchise restaurants outside of North America and more than 700 future restaurant commitments, totaling over 1,000 restaurants. The Company is also actively pursuing opportunities in China, Brazil and other markets around the world.

Outlook
The Company has reaffirmed its 2011 expectations for adjusted EBITDA of $330 million to $340 million. This outlook only includes continuing operations and excludes items such as Arby’s indirect corporate overhead, retention program and other transaction related costs, and SSG purchasing cooperative expenses.

The Company’s 2011 outlook includes the following expectations:

▪	Same-store sales growth of 1% to 3% at Wendy’s North America Company-operated restaurants.

▪	Wendy’s Company-operated restaurant margin is now anticipated to be 50 to 100 basis points lower as compared to prior year, primarily due to higher commodity costs.

▪	Capital expenditures for the Wendy’s brand of approximately $145 million.

▪	Wendy’s North America unit development of approximately 20 company stores and 45 franchise stores, plus approximately 40 international franchise stores.

Sale of Arby’s and Transition Process
The Company completed the sale of Arby’s Restaurant Group, Inc. on the terms previously announced to a buyer formed by Roark Capital Group on July 4, 2011. Under a transition services agreement with Arby’s, the Company will provide and be reimbursed for support services for 90 days, with 30-day extension options through the end of the year.

The Company plans to relocate its corporate headquarters to Dublin, Ohio. The current Atlanta corporate office will continue to provide support services and will be the headquarters for international operations.

Stock Repurchase
Year-to-date through August 5, 2011, the Company has repurchased approximately 24 million shares of common stock for $122 million at an average price of $5.18 per share. As of August 5, 2011, $128 million remains authorized by the Board of Directors and is available for the repurchase of additional common stock.

Since the Board of Directors authorized a stock repurchase program in 2009, the Company has repurchased approximately 76 million shares of common stock for $367 million as of August 5, 2011, at an average price of $4.84 per share.

The common stock repurchase program allows the Company to make repurchases as market conditions warrant and to the extent legally permissible.

Second Quarter 2011 Special Expense Charges
For the second quarter 2011, the Company recorded net after-tax special charges of $7.6 million, including Arby’s indirect corporate overhead, retention program and other transaction related costs and impairment of long-lived assets.

Second Quarter 2011 Earnings Release and Conference Call - August 11
Management will host a conference call with slides to discuss the Company’s financial results today (August 11, 2011) at 11:00 a.m. ET. Hosting the call will be Roland Smith, President and Chief Executive Officer; Steve Hare, Chief Financial Officer; and John Barker, Chief Communications Officer.

The conference call can be accessed live over the phone by dialing 877-572-6014 or for international callers by dialing 281-913-8524. A replay will be available two hours after the call and can be accessed by dialing 855-859-2056, or for international callers by dialing 404-537-3406; the conference ID for the replay is 80633768. The replay will be available until midnight ET on Thursday, August 25, 2011.

The conference call and accompanying slides will also be webcast live from the investor relations page of the Company’s website at www.aboutwendys.com. The webcast and accompanying slides will also be archived on the Company’s website at www.aboutwendys.com.

Forward-Looking Statements
This news release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of The Wendy’s Company and its subsidiaries (collectively “The Wendy’s Company” or the “Company”).  Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick-service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, high unemployment and decreased consumer spending levels; (3) the ability to effectively manage the acquisition and disposition of restaurants; (4) cost and availability of capital; (5) cost fluctuations associated with food, supplies, energy, fuel, distribution or labor; (6) the financial condition of our franchisees; (7) food safety events, including instances of food-borne illness involving Wendy’s or its supply chain; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies, or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) goodwill and long-lived asset impairments; (13) changes in the interest rate environment; and (14) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

The Company’s franchisees are independent third parties that the Company does not control. Numerous factors beyond the control of the Company and its franchisees may affect new restaurant openings. Accordingly, there can be no assurance that commitments under development agreements with franchisees will result in new restaurant openings.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, we do not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures
EBITDA is used by the Company as a performance measure for benchmarking against the Company’s peers and competitors. The Company believes EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to evaluate companies in the restaurant industry. The Company also uses adjusted EBITDA which excludes certain special or non-recurring expenses, net of certain special or non-recurring benefits, detailed in the reconciliation tables that accompany this release, as internal measures of business operating performance. The Company believes such financial measures provide a meaningful perspective of the underlying operating performance of the Company’s current business. EBITDA and adjusted EBITDA are not recognized terms under U.S. Generally Accepted Accounting Principles (“GAAP”). Because all companies do not calculate EBITDA and similarly titled financial measures in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures and should not be considered as alternative measures of operating profit or net loss.

Because certain income statement items needed to calculate net income vary from quarter to quarter, the Company is unable to provide projections of net income and a reconciliation of projected Company adjusted EBITDA to net income.

The Company’s presentation of EBITDA and adjusted EBITDA is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

About The Wendy’s Company
The Wendy’s Company is the third largest quick-service hamburger company in the United States. The Wendy’s system includes more than 6,500 franchise and Company restaurants in the U.S. and 25 other countries and U.S. territories worldwide.

Media and Investor Contacts:
John Barker at 678-514-6900 or john.barker@wendys.com
Kay Sharpton at 678-514-5292 or kay.sharpton@wendys.com

The Wendy’s Company and Subsidiaries
Consolidated Statements of Income
Second Quarter and Six Month Periods Ended July 3, 2011 and July 4, 2010

(In Thousands Except Per Share Amounts)	Second Quarter		Six Months
(Unaudited)	2011	2010	2011	2010
Revenues:
Sales	$544,237	$532,411	$1,053,523	$1,045,158
Franchise revenues	78,222	75,023	151,401	146,990
	622,459	607,434	1,204,924	1,192,148
Costs and expenses:
Cost of sales	464,798	442,314	903,669	873,651
General and administrative	74,456	74,081	149,141	156,421
Retention program and other transaction related costs	5,039	—	6,923	—
Depreciation and amortization	29,842	31,381	60,156	63,813
Impairment of long-lived assets	365	482	8,262	482
Other operating expense, net	525	229	1,322	1,173
	575,025	548,487	1,129,473	1,095,540
Operating profit	47,434	58,947	75,451	96,608
Interest expense	(28,089)	(29,516)	(57,531)	(60,581)
Loss on early extinguishment of debt	—	(26,197)	—	(26,197)
Investment income, net	148	5,048	185	5,177
Other income, net	189	885	405	1,953
Income from continuing operations before income taxes	19,682	9,167	18,510	16,960
Provision for income taxes	(8,308)	(3,725)	(7,432)	(4,207)
Income from continuing operations	11,374	5,442	11,078	12,753
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	3,672	5,300	2,559	(5,411)
Loss on disposal of discontinued operations, net of income tax benefit	(3,780)	—	(3,780)	—
Net (loss) income from discontinued operations	(108)	5,300	(1,221)	(5,411)
Net income	$11,266	$10,742	$9,857	$7,342

Basic and diluted income (loss) per share:
Continuing operations	$0.03	$0.02	$0.03	$0.03
Discontinued operations	—	0.01	(0.01)	(0.01)
Net income	$0.03	$0.03	$0.02	$0.02

Number of shares used to calculate basic income per share	417,676	425,594	418,098	434,460
Number of shares used to calculate diluted income per share	419,239	426,567	419,415	435,528

	July 3, 2011*	Jan. 2, 2011
Balance Sheet Data:	(Unaudited)	(Audited)
Cash and cash equivalents	$492,448	$512,508
Total assets	4,751,632	4,732,654
Long-term debt , including current portion	1,354,820	1,572,402
Total stockholders’ equity	2,127,422	2,163,174

*Total assets include assets of discontinued operations.

The Wendy’s Company and Subsidiaries
Calculation and Comparison of EBITDA and Reconciliation of EBITDA to Net Income

(In Thousands)	Second Quarter		Six Months
(Unaudited)	2011	2010	2011	2010
EBITDA	$77,641	$90,810	$143,869	$160,903
Depreciation and amortization	(29,842)	(31,381)	(60,156)	(63,813)
Impairment of long-lived assets	(365)	(482)	(8,262)	(482)
Operating profit	47,434	58,947	75,451	96,608
Interest expense	(28,089)	(29,516)	(57,531)	(60,581)
Loss on early extinguishment of debt	—	(26,197)	—	(26,197)
Investment income, net	148	5,048	185	5,177
Other income, net	189	885	405	1,953
Income from continuing operations before income taxes	19,682	9,167	18,510	16,960
Provision for income taxes	(8,308)	(3,725)	(7,432)	(4,207)
Income from continuing operations	11,374	5,442	11,078	12,753
Discontinued operations:
Income (loss) from discontinued operations, net of income taxes	3,672	5,300	2,559	(5,411)
Loss on disposal of discontinued operations, net of income tax benefit	(3,780)	—	(3,780)	—
Net (loss) income from discontinued operations	(108)	5,300	(1,221)	(5,411)
Net income	$11,266	$10,742	$9,857	$7,342

Reconciliation of EBITDA to Adjusted EBITDA

(In Thousands)	Second Quarter		Six Months
(Unaudited)	2011	2010	2011	2010
EBITDA	$77,641	$90,810	$143,869	$160,903
Plus: Arby’s indirect corporate overhead in general and administrative (G&A)	6,735	7,702	14,623	17,348
Retention program and other transaction related costs	5,039	—	6,923	—
SSG purchasing cooperative expenses in G&A	—	—	(2,275)	4,900
Integration costs in G&A	—	856	—	3,750
Adjusted EBITDA	$89,415	$99,368	$163,140	$186,901

Adjusted EBITDA Change %	-10.0%		-12.7%

The Wendy’s Company and Subsidiaries
Selected Brand Financial Highlights

Wendy’s (Unaudited)	Second Quarter		Six Months
	2011	2010	2011	2010
North America same-store sales
Systemwide	2.3%	-1.7%	1.2%	-0.5%
Company-owned	2.3%	-2.9%	0.7%	-1.4%
Franchised	2.3%	-1.4%	1.3%	-0.3%

Revenues (in millions):
Restaurant sales	$525.7	$506.2	$1,016.1	$995.2
Bakery and kids’ meal promotion items sold to franchisees*	18.6	26.2	37.4	50.0
Franchise revenues	78.2	75.0	151.4	146.9
	$622.5	$607.4	$1,204.9	$1,192.1

Cost of sales (% of Sales):
Food and paper	33.5%	31.8%	32.8%	31.5%
Restaurant labor	29.6%	29.3%	30.2%	29.8%
Occupancy, advertising and other operating costs	23.0%	22.5%	23.3%	22.8%

Restaurant margin %:
Company-operated restaurant margin	13.9%	16.4%	13.7%	15.9%

Restaurant count:	Company-operated	Franchised	Systemwide
Restaurant count at April 3, 2011	1,395	5,170	6,565
Opened	2	22	24
Closed	(4)	(14)	(18)
Acquired/(Sold)	7	(7)	—
Restaurant count at July 3, 2011	1,400	5,171	6,571

* During the first quarter of 2011, Wendy’s purchasing cooperative, Quality Supply Chain Co-op, Inc. (“QSCC”) began managing the operations for kids’ meal promotion items sold to franchisees.